Exhibit 4.1

FULTON FINANCIAL CORPORATION

INDENTURE

Dated as of March 28, 2005

WILMINGTON TRUST COMPANY,

as Trustee

SUBORDINATED NOTES

Exhibits

Exhibit A	Form of Series A Note

Exhibit B	Form of Series B Note

Exhibit C	Form of Letter of Acquiring Institutional Accredited Investor

i

THIS INDENTURE, dated as of March 28, 2005, between Fulton Financial Corporation, a Pennsylvania corporation (hereinafter called the “Corporation”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H :

In consideration of the premises, and the purchase of the Notes (as defined below) by the holders thereof, the Corporation covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act, or which are by reference therein defined in the Securities Act, shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

“144A Global Notes” shall have the meaning set forth in Section 2.05(a).

“Additional Notes” means, if and when issued, an unlimited principal amount of additional (i) 5.35% Subordinated Notes due April 1, 2015, Series A, issued in a non-registered offering of the Corporation, and/or (ii) 5.35% Subordinated Notes due April 1, 2015, Series B, issued in a registered offering of the Corporation, in each case issued after the date of this Indenture pursuant to Article II.

“Affiliate” shall have the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

“Agent” shall mean any Paying Agent, Registrar or Exchange Agent.

“Allocable Amounts,” when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Authenticating Agent” shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.14.

“Bankruptcy Law” shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” shall mean either the Board of Directors of the Corporation or any duly authorized committee of that board.

“Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book-Entry Interest” shall mean a beneficial interest in a Global Note registered in the name of a Clearing Agency or its nominee, ownership and transfers of which shall be maintained and made through book entries by such Clearing Agency as described in Section 2.09.

“Business Day” shall mean, with respect to any series of Notes, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Lancaster, Pennsylvania are authorized or required by law to remain closed.

“Certificated Notes” shall have the meaning set forth in Section 2.05(c).

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act that is acting as depositary for the Notes and in whose name or in the name of a nominee of that organization shall be registered a Global Note and which shall undertake to effect book entry transfers and pledges of beneficial interests in such Global Note.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

“Commission” shall mean the Securities and Exchange Commission, or any successor agency of the United States government having administrative authority with respect to the federal securities laws.

“Common Stock” shall mean the Common Stock, par value $2.50 per share, of the Corporation or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

“Corporate Trust Office” shall mean the Principal Office of the Trustee.

“Corporation” shall mean the person identified as the “Corporation” in the preamble to this Indenture and, subject to the provisions of Article X, shall also include its successors and assigns.

“Corporation Request” or “Corporation Order” shall mean a written request or order signed in the name of the Corporation by an Officer and delivered to the Trustee.

“Coupon Rate” shall have the meaning set forth in Section 2.06.

“Custodian” shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Default” shall mean any event, act or condition specified in Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

“Defaulted Interest” shall have the meaning set forth in Section 2.15.

“DTC” shall mean The Depository Trust Company, the initial Clearing Agency.

“Event of Default” shall mean any event specified in Section 5.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

“Exchange Agent” shall have the meaning set forth in Section 3.02.

“Exchange Global Notes” shall have the meaning set forth in Section 2.05(a).

“Exchange Notes” shall mean, if and when issued, 5.35% Subordinated Notes due April 1, 2015, Series B, issued by the Corporation hereunder from time to time in exchange for Initial Notes or any Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement or any registration rights agreement relating to Additional Notes.

“Exchange Offer” shall mean the offer that shall be made by the Corporation pursuant to the Registration Rights Agreement to exchange Initial Notes for Exchange Notes.

“Global Note” shall have the meaning set forth in Section 2.05(a).

“IAI” shall mean an institutional investor that is an “accredited investor”, as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act.

“Indebtedness” shall mean, whether or not recourse is to all or a portion of the assets of the Corporation and whether or not contingent, (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation, contingent or otherwise, with respect to letters of credit, bankers’ acceptances, security purchase facilities or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation, whether incurred on or prior to the date of this Indenture or hereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for directly or indirectly, as obligor or otherwise, and (viii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, is secured by a lien on any property or assets of the Corporation.

“Indenture” shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

“Initial Notes” shall mean the Corporation’s 5.35% Subordinated Notes due April 1, 2015, Series A, as authenticated and issued under this Indenture on the Issue Date.

“Interest Payment Date” shall have the meaning set forth in Section 2.06(a).

“Issue Date” shall mean March 28, 2005.

“Liquidated Damages” shall mean any amount payable in respect of the Notes pursuant to Section 2 of the Registration Rights Agreement.

“Maturity Date” shall mean April 1, 2015.

“Note Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case, in accordance with the rules of such Clearing Agency and, if applicable, such indirect participant).

“Noteholder,” “holder of Notes,” or other similar terms shall mean any Person in whose name at the time a particular Note is registered in the Note Register kept by the Corporation or the Trustee for that purpose in accordance with the terms of this Indenture.

“Note Register” shall mean the list of registered holders of Notes provided to the Trustee pursuant to Section 4.01.

“Note” or “Notes” shall mean the Corporation’s 5.35% Subordinated Notes due April 1, 2015, Series A, and 5.35% Subordinated Notes due April 1, 2015, Series B, if any, that are issued under this Indenture, as amended or supplemented from time to time.

“Officer” shall mean any of the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, the Chief Financial Officer, the Secretary or an Assistant Secretary of the Corporation.

“Officers’ Certificate” shall mean a certificate signed by two Officers and delivered to the Trustee.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be an employee of the Corporation, and who shall be reasonably acceptable to the Trustee.

“Outstanding” when used with reference to the Notes, shall mean, subject to the provisions of Section 7.04, as of any particular time, all Notes authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except

(a) Notes theretofore canceled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent);

(c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the Corporation and the Trustee is presented that any such Notes are held by bona fide holders in due course and;

(d) Notes held by the Corporation or any Affiliate thereof.

“Paying Agent” shall have the meaning set forth in Section 3.02.

“Person” shall mean any individual, corporation, estate, partnership, joint venture, national banking association, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Principal Office of the Trustee,” or other similar term, shall mean the office of the Trustee, at which at any particular time its corporate trust business shall be administered.

“Private Exchange” shall mean the issuance and delivery by the Corporation of Private Exchange Notes upon receipt by the Corporation of a written request from any Initial Purchaser if such Initial Purchaser determines upon advice of its outside counsel that it is not eligible to participate in the Exchange Offer with respect to the exchange of Initial Notes constituting any portion of an unsold allotment in the initial placement, pursuant to Section 2 of the Registration Rights Agreement.

“Private Exchange Notes” shall mean, if and when issued, 5.35% Subordinated Notes due April 1, 2015, Series B, issued by the Corporation hereunder containing terms identical to the Exchange Notes (except that such Private Exchange Notes may bear a customary legend with respect to restrictions on transfer pursuant to the Securities Act) to be issued and delivered by the Corporation in a Private Exchange, pursuant to Section 2 of the Registration Rights Agreement.

“Purchase Agreement” shall mean the Purchase Agreement, dated March 18, 2005, by and among the Corporation, FFC Management, Inc. and the Initial Purchasers named therein.

“QIBs” shall mean qualified institutional buyers, as defined in Rule 144A.

“Registrar” shall have the meaning set forth in Section 3.02.

“Registration Rights Agreement” shall mean the registration rights agreement dated as of the date of this Indenture by and among the Corporation and the Initial Purchasers set forth therein, as such agreement may be amended from time to time.

“Responsible Officer” shall mean any officer of the Trustee’s Corporate Capital Markets Division with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Additional Notes” shall have the meaning set forth in Section 2.01.

“Restricted Certificated Notes” shall have the meaning set forth in Section 2.05(c).

“Restricted Notes” shall mean Notes, including Restricted Certificated Notes, that bear or are required to bear the Restricted Securities Legend.

“Restricted Securities Legend” shall have the meaning set forth in Section 2.04.

“Rule 144A” shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Indebtedness” shall mean the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation, whether or not such claim for post petition interest is allowed in such proceedings), on all Indebtedness, whether outstanding on the date of execution of this Indenture, or hereafter created, assumed or incurred, and any deferrals, renewals or extensions of such Indebtedness, in each case that is senior in the right of payment of either principal of or interest on the Notes.

“Subsidiary” shall mean with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such

Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture, limited liability company or similar entity, at least a majority of whose outstanding partnership, membership or similar interests shall at the time be owned by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“Trustee” shall mean the Person identified as “Trustee” in the preamble to this Indenture and, subject to the provisions of Article VI hereof, shall also include its successors and assigns.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time, and any successor statute.

“Unrestricted Additional Notes” shall have the meaning set forth in Section 2.01.

“U.S. Government Obligations” shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii), are not callable or prepayable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction with respect to the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Section 1.02 Business Day Certificate. On the date of execution and delivery of this Indenture (with respect to the remainder of calendar year 2005) and within 15 days prior to the end of each calendar year while this Indenture remains in effect (with respect to succeeding calendar years), the Corporation shall deliver to the Trustee an Officers’ Certificate specifying the days on which banking institutions or trust companies in Lancaster, Pennsylvania are then authorized or obligated by law or executive order to remain closed.

ARTICLE II

NOTES

Section 2.01 Forms, Dating and Term. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of $100,000,000. In addition, the Corporation may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes, Exchange Notes and Private Exchange Notes. The Initial Notes and any Additional Notes issued in a non-registered offering (“Restricted Additional Notes”) shall be known and designated as “5.35% Subordinated Notes due April 1, 2015, Series A” of the Corporation and shall be substantially in the form of Exhibit A hereto. The Exchange Notes, any Additional Notes issued in a registered offering (“Unrestricted Additional Notes”) and any Private Exchange Notes shall be known and designated as “5.35% Subordinated Notes due April 1, 2015, Series B” of the Corporation and shall be substantially in the form of Exhibit B hereto.

The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject or usage. Each Note shall be dated the date of its authentication. The Trustee’s certificate of authentication shall be substantially in the form indicated in Exhibit A and Exhibit B hereto. The terms of the Notes and related Trustee’s certificate of authentication included as Exhibit A and Exhibit B hereto are hereby incorporated in and made a part of this Indenture.

Section 2.02 Execution and Authentication. An Officer shall sign the Notes for the Corporation by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

With respect to any Additional Notes, the Corporation shall set forth in (a) a Board Resolution and (b) (i) an Officer’s Certificate or (ii) one or more indentures supplemental hereto, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(3) whether such Notes shall be Restricted Additional Notes issued in the form of Exhibit A hereto and/or shall be Unrestricted Additional Notes issued in the form of Exhibit B hereto.

The Trustee shall, upon receipt of a Corporation Order, authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $100,000,000 million and (ii) Additional Notes, if any, in accordance with the preceding paragraph. The Trustee shall, upon receipt of a Corporation Order, authenticate Exchange Notes and/or Private Exchange Notes; provided that such Exchange Notes and/or Private Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes or Additional Notes, as the case may be, of a like aggregate principal amount in accordance with the Exchange Offer or the Private Exchange, as the case may be (or an exchange offer or private exchange specified in any registration rights agreement relating to Additional Notes). Such written order of the Corporation shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Any Additional Notes, Exchange Notes and/or Private Exchange Notes shall be part of the same issue as the Initial Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers and amendments. For the purposes of this Indenture, references to the Notes include Additional Notes, if any, Exchange Notes, if any, and Private Exchange Notes, if any.

Section 2.03 Form and Payment. Except as provided in Section 2.05, the Notes shall be issued in fully registered certificated form without interest coupons. Principal of and interest on Certificated Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions, at the office or agency of the Corporation maintained for such purpose under Section 3.02; provided, however, that payments of interest may be made by the Paying Agent at the option and direction of the Corporation (a) by check mailed to the holder at such address as shall appear in the Note Register, or (b) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date.

Section 2.04 Legends. Except as otherwise determined by the Corporation in accordance with applicable law, each Note shall bear the applicable legends relating to restrictions on transfer pursuant to the Securities Act and any other applicable securities laws in substantially the form set forth in Section 2.08(h) and on Exhibit A hereto (the “Restricted Securities Legend”).

Section 2.05 Global Notes and Certificated Notes.

(a) Global Notes. The Initial Notes are being offered and sold by the Corporation pursuant to the Purchase Agreement. The Initial Notes and any Restricted Additional Notes will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) a limited number of IAIs in reliance on an exemption from the registration requirements of the Securities Act. Such Initial Notes and Restricted Additional Notes may thereafter only be transferred in accordance with the procedure described herein. Initial Notes and Restricted Additional Notes offered and sold initially to QIBs in reliance on Rule 144A, shall be issued in the form of a single permanent global Note, substantially in the form of Exhibit A, in definitive, fully registered form without interest coupons and with the appropriate global legends and the Restricted Securities Legend (the “144A Global Note”). The 144A Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Clearing Agency, and registered in the name of the Clearing Agency or a nominee of the Clearing Agency, duly executed by the Corporation and authenticated by the Trustee as hereinafter provided. The principal amount of Notes represented by the 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Clearing Agency or its nominee as hereinafter provided. 144A Global Notes will bear the Restricted Securities Legend unless removed in accordance with Section 2.08.

Exchange Notes and Private Exchange Notes exchanged for interests in the Initial Notes or any Restricted Additional Notes and Unrestricted Additional Notes shall be issued in the form of a permanent global Note, substantially in the form of Exhibit B, in definitive, fully registered form without interest coupons and with the appropriate global legends, (and, with respect to the Private Exchange Notes, if necessary, with the appropriate restricted legends)(the “Exchange Global Note”). The Exchange Global Note shall be deposited upon issuance with the Trustee, at its Corporate Trust Office, as custodian for the Clearing Agency, and registered in the name of the Clearing Agency or a nominee of the Clearing Agency, duly executed by the Corporation and authenticated by the Trustee as herein provided. The principal amount of Notes represented by the Exchange Global Note may from time to time be increased or decreased by adjustments made on the records of the Clearing Agency or its nominee as hereinafter provided.

Initial Notes and Restricted Additional Notes in the form of a 144A Global Note resold to IAIs shall be issued in the form of a permanent global Note, substantially in the form of Exhibit A, in definitive, fully registered form without interest coupons and with the appropriate global legends and the Restricted Securities Legend (the “Institutional Accredited Investor Global Note”). The Institutional Accredited Investor Global Note shall be deposited upon issuance with the Trustee, at its Corporate Trust Office, as custodian for the Clearing Agency, and registered in the name of the Clearing Agency or a nominee of the Clearing Agency, duly executed by the Corporation and authenticated by the Trustee as herein provided. The principal amount of Notes represented by the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Clearing Agency or its nominee as hereinafter provided. The Institutional Accredited Investor Global Note will bear the Restricted Securities Legend unless removed in accordance with Section 2.08.

The Rule 144A Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the “Global Notes.” Each Global Note may be represented by more than one certificate, if so required by the Clearing Agency’s rules regarding the maximum principal amount to be represented by a single certificate.

(b) Book-Entry Provisions. This Section 2.05(b) shall apply only to the Global Notes and such other Notes in book-entry form as may be authorized by the Corporation to be deposited with or on behalf of the Clearing Agency.

The Trustee shall, in accordance with this Section 2.05, authenticate and make available for delivery initially (i) a single Rule 144A Global Note that shall be registered in the name of Cede & Co. or other nominee of such Clearing Agency, and (ii) a single Institutional Accredited Investor Global Note that shall be registered in the name of Cede & Co. or other nominee of such Clearing Agency.

Members of, or participants in, the Clearing Agency (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency or under such Global Note, and the Clearing Agency may be treated by the Corporation or the Trustee and any agent of the Corporation or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or impair, as between the Clearing Agency and its Participants, the operation of customary practices of such Clearing Agency governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Certificated Notes. Except as provided in Section 2.08(f) or 2.13, owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Notes in certificated form (“Certificated Notes”). Initial Notes and Restricted Additional Notes offered and sold initially to IAIs which are not also QIBs shall be issued in the form of Certificated Notes in fully registered form without interest coupons and with the Restricted Securities Legend (“Restricted Certificated Notes”); provided, however, that upon registration of transfer of such Restricted Certificated Notes to a QIB, such Restricted Certificated Notes will, unless the 144A Global Note has previously been exchanged for a Certificated Note, be exchanged for a beneficial interest in the 144A Global Note pursuant to the provisions of Section 2.08. Restricted Certificated Notes will bear the Restricted Securities Legend unless removed in accordance with Section 2.08.

Section 2.06 Interest.

(a) Each Note will bear interest, at the rate of 5.35% per annum (the “Coupon Rate”), from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 28, 2005, until the principal thereof becomes due and payable, and at the Coupon Rate on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded semi-annually, payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2005 (each, an “Interest Payment Date”), to the Person in whose name such Note or any predecessor Note is registered at the close of business on the regular record date for such interest installment, which shall be the 15th day of the month immediately preceding the month in which the relevant Interest Payment Date falls.

(b) The amount of interest payable on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

(c) The Corporation shall pay Liquidated Damages, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement and in the Notes. The Corporation shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid as provided in the Registration Rights Agreement. References in this Indenture to the payment of “interest” on any interest payment date shall be deemed to include Liquidated Damages, to the extent, if any, Liquidated Damages are required to be paid to holders of Notes pursuant to the Registration Rights Agreement.

Section 2.07 Transfer of Notes.

(a) Subject to this Article II, Notes may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Indenture and in accordance with the terms of the Notes. To the fullest extent permitted by law, any transfer or purported transfer of any Note not made in accordance with this Indenture and the Notes shall be null and void.

(b) The Registrar shall provide for the registration of Notes and of the transfer of Notes, which will be effected without charge but only upon payment (with such indemnity as the Registrar may reasonably require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Notes in accordance with the terms of this Indenture and the Notes, the Corporation shall cause one or more new Notes to be issued in the name of the designated transferee or transferees. Every Note surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Note holder or such Note holder’s attorney duly authorized in writing. Each Note surrendered for registration of transfer shall be delivered to the Registrar and canceled in accordance with Section 2.14. A transferee of a Note shall be entitled to the rights and subject to the obligations of a Note holder hereunder upon the receipt by such transferee of a Note. By acceptance of a Note or any interest therein, each transferee shall be deemed to have agreed to be bound by this Indenture.

Section 2.08 Transfer Procedures and Restrictions.

(a) General. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the Restricted Securities Legend, or if a request is made to remove such Restricted Securities Legend on Notes, the Notes so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Corporation such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Corporation, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof are made pursuant to an exemption from the registration requirements of the Securities Act or, with respect to Restricted Notes, that such Notes are not “restricted” within the meaning of Rule 144. Upon provision of such satisfactory evidence to the Corporation, the Corporation shall execute and, the Trustee, upon receipt of a Corporation Order, shall authenticate and deliver Notes that do not bear the Restricted Securities Legend.

(b) Transfer and Exchange of Certificated Notes; General. When Certificated Notes (or other documentation required by Section 2.12) are presented to the Registrar or co-registrar:

(i) to register the transfer of such Certificated Notes; or

(ii) to exchange such Certificated Notes which became mutilated, destroyed, defaced, stolen or lost, for an equal aggregate principal amount of Certificated Notes, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for registration of transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Registrar or co-registrar, duly executed by the Note holder thereof or his attorney duly authorized in writing; and

(B) in the case of Certificated Notes that are Restricted Certificated Notes:

(1) if such Restricted Notes are being delivered to the Registrar by a Note holder for registration in the name of such Note holder, without transfer, certification(s) from such Note holder to that effect; or

(2) if such Restricted Notes are being transferred: (i) certification(s) in a form substantially similar to that attached hereto as the form of “Assignment” in Exhibit A, (ii) certification(s) of the transferee in form substantially similar to that attached hereto as the form of “Letter of Acquiring Institutional Accredited Investor” in Exhibit C, if transferred to an IAI, and (iii) if the Corporation or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend.

(c) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Restricted Certificated Note may not be exchanged for a beneficial interest in a Global Note except for a beneficial interest in the 144A Global Note and may be so transferred only upon receipt by the Trustee of such Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) if such Certificated Note is a Restricted Note, certification(s) in a form substantially similar to that attached hereto as the form of “Assignment” in Exhibit A; and

(ii) written instructions directing the Trustee to make, or to direct the Clearing Agency to make, an adjustment on its books and records with respect to the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, then, upon satisfaction of all of the requirements for transfer or exchange of Certificated Notes contained in this Indenture and the Notes, the Trustee shall cancel such Certificated Note and cause, or direct the Clearing Agency to cause, the aggregate principal amount of Notes represented by the applicable Global Note to be increased accordingly. If the applicable Global Note is not then outstanding, the Corporation shall issue and the Trustee, upon receipt of a Corporation Order, shall authenticate and deliver a new Global Note representing an appropriate aggregate principal amount of Notes.

(d) Transfer and Exchange of the Global Notes. Subject to Section 2.08(e), the transfer and exchange of any Global Note or beneficial interests therein shall be effected through the Clearing Agency in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Clearing Agency therefor.

(e) Restrictions on Transfer and Exchange of Beneficial Interests in the Global Notes. Beneficial interests in any Global Note may be exchanged for beneficial interests in another Global Note, upon receipt by the Trustee of the following:

(i) if a beneficial interest in a Restricted Global Note is being transferred to a person that will take delivery in the form of a beneficial interest in the 144A Global Note, certification(s) in a form substantially similar to that attached hereto as the form of “Assignment” in Exhibit A;

(ii) if a beneficial interest in the 144A Global Note is being transferred to an IAI that will take delivery in the form of a beneficial interest in the Institutional Accredited Investor Global Note, certification(s) of the transferee in a form substantially similar to that attached hereto as the form of “Assignment” in Exhibit A and a certification of the transferee in form substantially similar to that attached hereto as the form of “Letter of Acquiring Institutional Accredited Investor” in Exhibit C; and

(iii) written instructions from the transferee and/or transferor directing the Trustee to make, or to direct the Clearing Agency to make, an adjustment on its books and records with respect to the applicable Global Notes.

Upon satisfaction of all of the requirements for transfer of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall cause, or direct the Clearing Agency to cause, the aggregate principal amount of Notes represented by the applicable Global Notes to be adjusted accordingly.

Notwithstanding any other provisions of this Indenture (i) the parties hereto and holders of beneficial interests in Global Notes will be bound at all times by the applicable procedures of the Clearing Agency with respect to Global Notes, and (ii) (other than the provisions set forth in subsection (g) of this Section 2.08), Global Notes may not be transferred as a whole except by the Clearing Agency to a nominee of the Clearing Agency or another nominee of the Clearing Agency or by the Clearing Agency or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency.

(f) Transfer and Exchange of the Global Notes for Certificated Notes. If at any time:

(i) a Default or an Event of Default (or any event which, after notice or the lapse of time or both would become, a Default or an Event of Default) has occurred and is continuing, or

(ii) the Clearing Agency notifies the Corporation that it is unwilling or unable to continue as Clearing Agency for the Global Notes or if at any time such

Clearing Agency ceases to be a “clearing agency” registered under the Exchange Act, and, in each case, a clearing agency is not appointed by the Corporation within 90 days of receipt of such notice or of becoming aware of such condition, then the Corporation will execute and the Trustee, upon receipt of a Corporation Order requesting the authentication and delivery of Certificated Notes to the Persons designated by the Corporation, will authenticate and make available for delivery Certificated Notes in an aggregate principal amount, equal to the aggregate principal amount of Notes represented by the Global Notes, in exchange for such Global Notes and with such legends as shall be specified in such Corporation Order.

(g) Restricted Securities Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), the 144A Global Note, the Institutional Accredited Investor Global Note and each Restricted Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Restricted Securities Legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FULTON FINANCIAL CORPORATION (THE “CORPORATION”) OR ANY “AFFILIATE” OF THE CORPORATION WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING

MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE CORPORATION A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE INDENTURE DATED MARCH 28, 2005. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (II) THE PURCHASE AND HOLDING OF THE NOTES (AND THE EXCHANGE OF NOTES FOR EXCHANGE NOTES) BY YOU WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

In all circumstances, each Note (including the Exchange Global Note) shall bear the following legend:

THE NOTES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF NOTES IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH NOTES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

(ii) Upon any sale or transfer of a Restricted Note pursuant to an effective registration statement under the Securities Act or upon or after the date which is two years after the later of the date of its original issue and the last date on which the Corporation or any Affiliate of the Corporation was the owner of such Notes:

(A) in the case of any Restricted Certificated Note, the Registrar shall permit the Note holder thereof to exchange such Restricted Note for a Certificated Note that does not bear the Restricted Securities Legend and rescind any restriction on the transfer of such Restricted Note; and

(B) in the case of any Restricted Global Note, the Registrar shall permit the holder of such Global Note to exchange such Global Note for another Global Note that does not bear the Restricted Securities Legend.

(iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer (or any exchange offer with respect to Additional Notes), the Corporation shall issue and, upon receipt of a Corporation Order in accordance with Section 2.02, the Trustee shall authenticate Exchange Notes in exchange for Initial Notes (or any Additional Notes) accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (i) above, and any restriction on the transfer of such Initial Notes (or such Additional Notes, if any) shall no longer be effective, in each case unless the Corporation has notified the Registrar in writing that the Holder of such Exchange Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Initial Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Corporation.

(iv) Notwithstanding the foregoing, upon consummation of any Private Exchange (or any private exchange with respect to Additional Notes), the Corporation shall issue and, upon receipt of a Corporation Order in accordance with Section 2.02, the Trustee shall authenticate Private Exchange Notes in exchange for Initial Notes (or any Additional Notes) accepted for exchange in the Private Exchange, which Exchange Notes shall not bear the legend set forth in (i) above, but may bear a customary legend, as determined by the Corporation and specified in the Corporation Order, with respect to restrictions on transfer pursuant to the Securities Act, if applicable.

(h) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes to the extent permitted by this Indenture or repaid in accordance with the terms of this Indenture, such Global Note shall be returned to the Corporation for cancellation or retained and canceled by the Corporation. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Certificated Notes, Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Corporation and the Clearing Agency or its nominee to reflect such reduction.

(i) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s or co-registrar’s request in accordance with the terms of this Indenture.

(ii) Prior to the due presentation for registration of transfer of any Note, the Corporation, the Trustee, the paying agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payments on such Note and for all other purposes whatsoever, and none of the Corporation, the Trustee, the paying agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(iii) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same security and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(j) No Obligation of the Corporation.

(i) The Corporation shall have no responsibility or obligation to any Note Beneficial Owner, a Participant in the Clearing Agency or other Person with respect to the accuracy of the records of the Clearing Agency or its nominee or of any Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Clearing Agency) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Note holders and all payments to be made to Note holders under the Notes shall be given or made only to or upon the order of the registered Note holders (which shall be the Clearing Agency or its nominee in the case of a Global Note). The rights of Note Beneficial Owners shall be exercised only through the Clearing Agency subject to the applicable rules and procedures of the Clearing Agency. The Corporation may conclusively rely and shall be fully protected in relying upon information furnished by the Clearing Agency or any agent thereof with respect to its Participants and any Note Beneficial Owners.

(ii) The Corporation and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Clearing Agency Participants or Note Beneficial Owners) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so only if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance only as to form with the express requirements hereof.

(k) Minimum Transfers. Notes may only be transferred in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. Any attempted transfer of Notes in an aggregate principal amount of less than $100,000 shall be deemed to be voided and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a Note holder of such Notes for any purpose, and such purported transferee shall be deemed to have no interest whatsoever in such Notes.

Section 2.09 Book-Entry Interests. The Global Notes shall initially be registered on the books and records of the Registrar in the name of Cede & Co., the nominee of the Clearing Agency and no Note Beneficial Owner will receive physical delivery of a Note in certificated form representing such Note Beneficial Owner’s interests in such Global Note, except as provided in Section 2.08 and Section 2.13. With respect to any Global Note that is issued and outstanding:

(a) the provisions of this Section 2.09 shall be in full force and effect;

(b) the Corporation and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on any Global Note and receiving approvals, votes or consents hereunder) as the sole holder of any Global Note and shall have no obligation to the Note Beneficial Owners;

(c) to the extent that the provisions of this Section 2.09 conflict with any other provisions of this Indenture, the provisions of this Section 2.09 shall control; and

(d) the rights of the Note Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and the Clearing Agency shall receive and transmit payments of principal of and interest on any Global Note to such Clearing Agency Participants; provided, however, that solely for the purposes of determining whether the holders of the requisite principal amount of Notes have voted on any matter provided for in this Indenture, the Corporation, with respect to any Global Note, may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Corporation by the Clearing Agency setting forth the Note Beneficial Owners’ votes or assigning the right to vote on any matter to any other Persons either in whole or in part; and the Clearing Agency will also make book-entry transfers among the Clearing Agency Participants.

Section 2.10 Notices to Clearing Agency. Whenever a notice or other communication to the Note holders is required to be given by the Corporation under this Indenture, the Corporation shall give all such notices and communications specified herein to be given to the holder of any Global Note to the Clearing Agency and shall have no notice obligations to the Note Beneficial Owners.

Section 2.11 Appointment of Successor Clearing Agency. If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Notes, the Corporation may, in its sole discretion, appoint a successor Clearing Agency with respect to such Notes.

Section 2.12 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Corporation, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Corporation shall execute and the Trustee, upon receipt of a Corporation Order, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Trustee and the Corporation to protect the Corporation, the Trustee, any agent thereof or any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Corporation and the Trustee may each charge for its expenses in replacing a Note.

Every replacement Note is an obligation of the Corporation and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.13 Temporary Notes. Pending the preparation of definitive Notes, the Corporation may execute, and upon receipt of a Corporation Order the Trustee shall authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Corporation shall cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Corporation for such purpose pursuant to Section 3.02 hereof, without charge to the holder thereof. Upon surrender for cancellation of any one or more temporary Notes, the Corporation shall execute, and the Trustee, upon receipt of a Corporation Order, shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.14 Cancellation. The Corporation at any time may deliver Notes to the Trustee for cancellation. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Corporation. The Corporation may not issue new Notes to replace Notes that have been prepaid or paid and that have been delivered to the Trustee for cancellation.

Section 2.15 Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Corporation, at its election, as provided in clause (a) or clause (b) below:

(a) The Corporation may make payment of any Defaulted Interest on Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such special record date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at his or her address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

(b) The Corporation may make payment of any Defaulted Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.16 CUSIP Numbers. The Corporation in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use the CUSIP number in notices of exchange as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Corporation will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE III

PARTICULAR COVENANTS OF THE CORPORATION

Section 3.01 Payment of Principal and Interest. The Corporation covenants and agrees for the benefit of the holders of the Notes that it will duly and punctually pay or cause to be paid the principal of and interest on the Notes at the place, at the respective times and in the manner provided herein.

Section 3.02 Offices for Notices and Payments, etc. So long as any of the Notes remain outstanding, the Corporation will maintain in New York, New York or Wilmington, Delaware (a) an office or agency where the Notes may be presented for payment (the “Paying Agent”), (b) an office or agency where the Notes may be presented for registration of transfer (the “Registrar”), (c) an office or agency where Notes may be presented for exchange (the “Exchange Agent”) and (d) an office or agency where notices and demands to or upon the Corporation in respect of the Notes or this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer. The Corporation will appoint the Registrar, the Paying Agent and the Exchange Agent and may appoint one or more co-registrars, one or more additional Paying Agents and one or more additional Exchange Agents in such other locations as it shall determine. The term “Registrar” includes any additional registrar, the term “Paying Agent” includes any additional Paying Agent and the term “Exchange Agent” includes any additional Exchange Agent. The Corporation may change any Paying Agent, Registrar, co-registrar or Exchange Agent without prior notice to any Noteholder. Any Agent shall be permitted to resign upon 30 days’ written notice to the Corporation. The Corporation shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Corporation fails to appoint or maintain another entity as Registrar, Paying Agent or Exchange Agent, the Trustee shall act as such at its Principal Office. The Corporation or any of its Affiliates may act as Paying Agent, Registrar, or Exchange Agent. The Corporation will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Corporation shall fail to maintain any such office or agency in New York, New York or Wilmington, Delaware or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.

In addition to any such office or agency, the Corporation may from time to time designate one or more offices or agencies outside New York, New York and Wilmington, Delaware where the Notes may be presented for payment, for registration of transfer and for exchange and where notices and demands to or upon the Corporation in respect of the Notes or this Indenture may be served in the manner provided in this Indenture, and the Corporation may from time to time rescind such designation, as the Corporation may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain any such office or agency in New York, New York or Wilmington, Delaware for the purposes above mentioned. The Corporation will give to the Trustee prompt written notice of any such designation or rescission thereof.

The Corporation initially appoints the Trustee as Paying Agent, Registrar and Exchange Agent for the Notes.

Section 3.03 Appointments to Fill Vacancies in Trustee’s Office. The Corporation, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 3.04 Provision as to Paying Agent.

(a) Whenever the Corporation shall have one or more Paying Agents, it will, on or prior to 11:00 a.m. New York, New York time on each due date of the principal of or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal or interest, and unless such Paying Agent is the Trustee, the Paying Agent will promptly notify the Trustee of its action or failure so to act.

(b) If the Corporation shall appoint a paying agent other than the Trustee with respect to the Notes, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

(i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Corporation or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes; and

(ii) that it will give the Trustee notice of any failure by the Corporation (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable.

(c) If the Corporation shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Corporation (or by any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

(d) Anything in this Section 3.04 to the contrary notwithstanding, the Corporation may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums payable with respect to the Notes, such sums to be held by the Trustee upon the trusts herein contained.

(e) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 11.03 and 11.04.

Section 3.05 Certificate to Trustee. The Corporation will deliver to the Trustee on or before 120 days after the end of each fiscal year of the Corporation, commencing with the first fiscal year ending after the date hereof, so long as Notes are outstanding hereunder, an Officers’ Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Corporation, stating that in the course of the performance by the signers of their duties as officers of the Corporation, they would normally have knowledge of any Default or Event of Default (or any event which after notice or the lapse of time or both, would be, a Default or an Event of Default) by the Corporation in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default or Event of Default (or event which after notice or the lapse of time or both, would be, a Default or an Event of Default) and, if so, specifying each such Default or Event of Default or event of which the signers have knowledge, the nature thereof and the action, if any, the Corporation intends to undertake as a result of such Default or Event of Default or event.

Section 3.06 Compliance with Consolidation Provisions. The Corporation will not, while any of the Notes remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article X hereof are complied with.

Section 3.07 Limitation on Dividends. The Corporation will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation’s capital stock, (b) make any payment of principal of, or interest on, or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in right of payment to the Notes other than such payments, repayments, repurchases or redemptions of our debt securities that rank equal with the Notes that are made on a pro rata basis with payments, repayments, repurchases or redemptions on the Notes or (c) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Notes (other than (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (ii) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of the Corporation’s capital stock or the exchange or conversion of one class or series of the Corporation’s capital stock for another class or series of the Corporation’s capital stock, (iv) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (v) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation’s benefit or compensation plans for its directors, officers or employees or any of the Corporation’s dividend reinvestment plans), if at such time there shall have occurred any event that (a) is a Default or an Event of Default (or any event which, after notice or the lapse of time or both would become, a Default or an Event of Default) and (b) in respect of which the Corporation shall not have taken reasonable steps to cure.

Section 3.08 Payment Upon Resignation or Removal. Upon termination of this Indenture or the removal or resignation of the Trustee, the Corporation shall pay to the Trustee all amounts accrued and owing to the Trustee to the date of such termination, removal or resignation.

Section 3.09 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE IV

LIST OF NOTEHOLDERS AND REPORTS BY THE

CORPORATION AND THE TRUSTEE

Section 4.01 List of Noteholders. The Corporation covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(a) on a semi-annual basis on each regular record date for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Noteholders as of such record date; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Corporation of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, no such lists need be furnished so long as the Trustee is in possession thereof by reason of its acting as security Registrar for the Notes.

Section 4.02 Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Notes (i) contained in the most recent list furnished to it as provided in Section 4.01 or (ii) received by it in the capacity of security Registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

(b) In case three or more holders of Notes (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes or with holders of all Notes with respect to their rights under this Indenture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, or

(ii) inform such applicants as to the approximate number of holders of all Notes whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Noteholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing.

(c) Each and every holder of Notes, by receiving and holding the same, agrees with the Corporation and the Trustee that neither the Corporation nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

Section 4.03 Reports by the Corporation.

(a) For so long as the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Corporation will file with the Commission, and deliver a copy to the Trustee and the registered Holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified under Sections 13 and 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms. In the event that the Corporation is not required or permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Corporation will nevertheless deliver a copy of such Exchange Act information to the Trustee and the Holders of the Notes as if the Corporation were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein. The Corporation also covenants and agrees to comply with the provisions of Section 314(a) of the Trust Indenture Act.

(b) To the extent applicable, the Corporation covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c) To the extent applicable, the Corporation covenants and agrees to transmit by mail to all holders of Notes, as the names and addresses of such holders appear upon the Note Register, within 30 days after the filing or submission thereof with the Trustee, such summaries of any information, documents and reports provided by the Corporation pursuant to subsections (a) and (b) of this Section 4.03.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(e) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A under the Securities Act, the Corporation shall, upon request, provide the information required by clause (d)(4) thereunder to each Noteholder and to each beneficial owner and prospective purchaser of Notes identified by each Noteholder of Restricted Notes. For purposes of this Section 4.03, the Corporation will be deemed to have furnished or delivered reports to the Trustee and the Noteholders if (i) such reports are filed with the Commission via the EDGAR filing system, (ii) such reports are currently available, and (iii) the Corporation electronically delivers to the Trustee a link to the EDGAR filing each time the Corporation files such a report.

Section 4.04 Reports by the Trustee.

(a) To the extent applicable, the Trustee shall transmit to Noteholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within

60 days after the date hereof, and no later than the anniversary date hereof in each succeeding year, deliver to Noteholders a brief report, dated as of each such date which complies with the provisions of such Section 313(a).

(b) To the extent applicable, a copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Corporation. The Corporation will promptly notify the Trustee when the Notes are listed on any stock exchange.

ARTICLE V

REMEDIES OF THE TRUSTEE AND

NOTEHOLDERS UPON EVENT OF DEFAULT

Section 5.01 Events of Default. One or more of the following events of default shall constitute an Event of Default hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(b) the Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

Section 5.02 Acceleration of Maturity. If an Event of Default with respect to Notes at the time outstanding occurs and is continuing, then in every such case the principal amount of all of the Notes shall become and be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder.

Section 5.03 Payment of Notes on Default; Suit Therefor. The Corporation covenants that (i) in case default shall be made in the payment of any installment of interest, on any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (ii) in case default shall be made in the payment of the principal of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or by acceleration or otherwise, then, upon demand of the Trustee, the Corporation will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any other amount due to the Trustee pursuant to Section 6.06.

In case the Corporation shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor on the Notes and collect in the manner provided by law out of the property of the Corporation or any other obligor on the Notes, wherever situated, the moneys adjudged or decreed to be payable.

One or more of the following defaults shall constitute a Default hereunder (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest on the Notes when due, and continuance of such default for a period of 30 days; or

(b) default in the payment of any principal of the Notes when due, whether at maturity, by acceleration of maturity or otherwise; or

(c) default in the performance, or breach, of any covenant, warranty or agreement of the Corporation in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this

Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Corporation by the Trustee or to the Corporation and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

Section 5.04 Trustee May File Proofs of Claim. In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Corporation or any other obligor on the Notes under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Corporation or such other obligor, or in the case of any other similar judicial proceedings relative to the Corporation or other obligor upon the Notes, or to the creditors or property of the Corporation or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee pursuant to Section 6.06) and of the Noteholders allowed in such judicial proceedings relative to the Corporation or any other obligor on the Notes, or to the creditors or property of the Corporation or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to, and expenses of, the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Trustee pursuant to Section 6.06.

Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to the terms of this Indenture, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 5.05 Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Notes in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

First: To the payment of costs and expenses of collection applicable to the Notes and all other amounts due to the Trustee under Section 6.06;

Second: To the payment of all Senior Indebtedness of the Corporation if and to the extent required by Article XIV;

Third: To the payment of the amounts then due and unpaid upon Notes for principal of and interest on the Notes, in respect of which or for the benefit of which money has been collected, ratably, without preference of priority of any kind, according to the amounts due on such Notes for principal and interest, respectively; and

Fourth: To the Corporation.

Section 5.06 Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such holder previously shall have given to the Trustee written notice of a Default or Event of Default and of the continuance thereof with respect to the Notes specifying such Default or Event of Default, as hereinbefore provided, (b) the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder, (c) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, and (e), no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Notes; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes.

Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Note to receive payment of the principal of and interest on such Note, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder, and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and holder of every Note with every other such taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatsoever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.07 Proceedings by Trustee.

(a) In case an Event of Default or Default occurs with respect to Notes and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

(b) All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts then due under Section 6.06, be for the ratable benefit of the holders of the Notes in respect of which such judgment has been recovered.

Section 5.08 Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Corporation, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

Section 5.09 Remedies Cumulative and Continuing. All powers and remedies given by this Article V to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Notes, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default or Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 5.10 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by one of its Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences except a default (a) in the payment of principal of or interest on any of the Notes (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee) or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Note affected. Upon any such waiver, the Default or Event of Default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Corporation, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

Section 5.11 Notice of Defaults.

(a) The Trustee shall, within 90 days after the occurrence of a Default with respect to the Notes actually known to a Responsible Officer of the Trustee, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all such Defaults, unless such Default(s) shall have been cured before the giving of such notice (the term “Default” for the purpose of this Section 5.11 means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Default with respect to the Notes); provided, however, that, except in the case of Default in the payment of the principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders; provided, further, that in the case of any Default of the character specified in clause (c) of Section 5.03, no such notice to Noteholders shall be given until at least 60 days after the occurrence thereof, but shall be given within 90 days after such occurrence.

(b) Within ten Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, the Trustee shall mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of such Event of Default or Default, unless such Event of Default or Default shall have been cured or waived before the giving of such notice.

Section 5.12 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of

Noteholders, holding in the aggregate more than 10% in aggregate principal amount of the Notes outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note against the Corporation on or after the same shall have become due and payable.

ARTICLE VI

CONCERNING THE TRUSTEE

Section 6.01 Duties and Responsibilities of Trustee. The duties and responsibilities of the Trustee shall be as provided in the Trust Indenture Act and as herein set forth. In case an Event of Default or Default (of which, except for a default in the payment of any principal or interest on the Notes under clauses (a) and (b) of Section 5.03 (other than a default in the payment of Liquidated Damages), a Responsible Officer of the Trustee has actual knowledge) has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default or Default (of which, except for a default in the payment of any principal or interest on the Notes under clauses (a) and (b) of Section 5.03 (other than a default in the payment of Liquidated Damages), a Responsible Officer of the Trustee has actual knowledge) and after the curing or waiving of all such Events of Default or Default which may have occurred,

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms on its face to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Noteholders pursuant to Section 5.10, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it reasonably believes that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

Section 6.02 Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Corporation mentioned herein may be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Corporation;

(c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable and sufficient security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default or Default (of which, except for a default in the payment of any principal or interest on the Notes under clauses (a) and (b) of Section 5.03 (other than a default in the payment of Liquidated Damages), a Responsible Officer of the Trustee has actual knowledge) that has not been cured or waived, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;

(h) the Trustee shall not be charged with knowledge of any Default or Event of Default unless (i) such Default is a default in the payment of any principal or interest on the Notes under clauses (a) and (b) of Section 5.03 (other than a default in the payment of Liquidated Damages), (ii) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (iii) written notice of such Default or Event of Default shall have been given to the Trustee by the Corporation or any other obligor on the Notes or by any holder of the Notes; and

(i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith, without negligence or willful misconduct and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 6.03 No Responsibility for Recitals, etc. The recitals contained herein and in the Notes (except in the certificate of authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Corporation, and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Corporation of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

Section 6.04 Trustee, Authenticating Agent, Paying Agents, Transfer Agents and Registrar May Own Notes. The Trustee or any Authenticating Agent or any paying agent or any transfer agent or any security registrar for the Notes, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or security registrar for the Notes.

Section 6.05 Moneys to be Held in Trust. Subject to the provisions of Section 11.04, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Corporation, signed by an Officer thereof.

Section 6.06 Compensation and Expenses of Trustee. The Corporation, as issuer of Notes under this Indenture, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Corporation and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Corporation will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except to the extent any such expense, disbursement or advance arises from its negligence, bad faith or willful misconduct.

The Corporation covenants to indemnify each of the Trustee (including in its individual capacity) and any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, action, suit, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability. The obligations of the Corporation under this Section 6.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.

When the Trustee incurs expenses or renders services in connection with a Default or an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 6.06 shall survive the resignation or removal of the Trustee and the defeasance or other termination of this Indenture.

Section 6.07 Officers’ Certificate as Evidence. Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture in reliance thereon.

Section 6.08 Conflicting Interest of Trustee. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Corporation shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 6.09 Eligibility of Trustee. The Indenture shall at all times have a Trustee that satisfies the requirements of Section 310 of the Trust Indenture Act in all respects. The Trustee hereunder shall at all times be a Person organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

The Corporation may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Corporation, serve as Trustee.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

Section 6.10 Resignation or Removal of Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Corporation and by mailing notice thereof to the holders of the Notes at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee or trustees, which trustee shall be eligible in accordance with the provisions of Section 6.09, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note for at least six months may, subject to the provisions of Section 5.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 6.08 after written request therefor by the Corporation or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Corporation or by any Noteholder, or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Trustee and appoint a successor trustee, which trustee shall be eligible in accordance with the provisions of Section 6.09, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.10, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after written notification of such nomination the Corporation objects thereto, or if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of all amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Corporation shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

No successor trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Corporation shall mail notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Corporation fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Corporation.

Section 6.12 Succession by Merger, etc. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case any Notes shall have been authenticated but not delivered at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the Notes or this Indenture elsewhere provides that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13 Limitation on Rights of Trustee as a Creditor. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

Section 6.14 Authenticating Agents. There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Corporation with power to act on the Trustee’s behalf and subject to the Trustee’s direction in the authentication and delivery of Notes issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Notes; provided, however, that the Trustee shall have no liability to the Corporation for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Notes. Any such Authenticating Agent shall at all times be a Person organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

Any Person into which any Authenticating Agent may be merged, converted or with which it may be consolidated, or any Person resulting from any merger or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor Person is otherwise eligible under this Section 6.14 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Corporation. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Trustee may, and upon the request of the Corporation shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Corporation and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

The Corporation, as issuer of the Notes, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

ARTICLE VII

CONCERNING THE NOTEHOLDERS

Section 7.01 Action by Noteholders. Any demand, request, notice, consent, waiver or other action provided by this Indenture to be given or taken by the holders of a specified percentage in aggregate principal amount of Notes, may be evidenced by: (a) by any instrument (including by way of electronic transmission) or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Notes voting in favor thereof at any meeting of such Noteholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Noteholders.

If the Corporation shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Notes shall be computed as of the record date.

Section 7.02 Proof of Execution by Noteholders. Subject to the provisions of Sections 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the Note Register or by a certificate of the security registrar for the Notes. The Trustee may require such additional proof of any matter referred to in this Section 7.02 as it shall deem necessary.

The record of any Noteholders’ meeting shall be proved in the manner provided in Section 8.06.

Section 7.03 Who Are Deemed Absolute Owners. Prior to due presentment for registration of transfer of any Note, the Corporation, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any security registrar for the Notes may deem the person in whose name such Note shall be registered upon the Note Register to be, and may treat him or her as, the absolute owner of such Note (whether or not such Note shall be overdue) for the purpose of receiving payment of or on account of the principal of and interest on such Note and for all other purposes; and neither the Corporation nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any security registrar for the Notes shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his or her order shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

Section 7.04 Notes Owned by Corporation Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, Notes that are owned by the Corporation or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Corporation or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 7.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note (or any Note issued in whole or in part in exchange or substitution therefor), subject to Section 7.01, the serial number of which is shown by the evidence to be included in the group of Notes the holders of which have consented to such action, may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note (or so far as concerns the principal amount represented by any exchanged or substituted Note). Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE VIII

MEETINGS OF NOTEHOLDERS

Section 8.01 Purposes of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

(a) to give any notice to the Corporation or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default or Default (or any event which, after notice or the lapse of time or both would become, an Event of Default or a Default) hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article V;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Notes under any other provision of this Indenture or under applicable law.

Section 8.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 8.01, to be held at such time and at such place in New York, New York or Wilmington, Delaware as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

Section 8.03 Call of Meetings by Corporation or Noteholders. In case at any time the Corporation, pursuant to a resolution of the Board of Directors, or the holders of at least 20% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Corporation or such Noteholders may determine the time and the place in New York, New York or Wilmington, Delaware for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

Section 8.04 Qualifications for Voting. To be entitled to vote at any meeting of Noteholders, a Person shall be (a) a holder of one or more Notes or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.

Section 8.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Noteholders as provided in Section 8.03, in which case the Corporation or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 8.04, at any meeting each holder of Notes or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by a majority in principal amount of those present, and the meeting may be held as so adjourned without further notice.

Section 8.06 Voting. The vote upon any resolution submitted to any meeting of holders of Notes shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE IX

AMENDMENTS

Section 9.01 Without Consent of Noteholders. The Corporation and the Trustee may from time to time and at any time amend this Indenture, without the consent of the Noteholders, for one or more of the following purposes:

(a) to evidence the succession of another Person to the Corporation, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Corporation pursuant to Article X hereof;

(b) to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the Noteholders as the Board of Directors and the Trustee shall consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture, provided that any such action shall not materially adversely affect the interests of the holders of the Notes;

(d) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes;

(e) to provide for or confirm the issuance of Additional Notes in accordance with the other provisions of this Indenture;

(f) to qualify or maintain qualification of this Indenture under the Trust Indenture Act;

(g) if necessary, to provide for the issuance of Exchange Notes; or

(h) to make any change that does not adversely affect the rights of any Noteholder in any material respect.

The Trustee is hereby authorized to join with the Corporation in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any amendment to this Indenture authorized by the provisions of this Section 9.01 may be executed by the Corporation and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02 With Consent of Noteholders. With the consent (evidenced as provided in Section 7.01) of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, the Corporation, when authorized by a Board Resolution, and the Trustee may from time to time and at any time amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment shall, without the consent of the holders of each Note then outstanding and affected thereby (a) change the Maturity Date of any Note or provide for the redemption of any Note prior to the Maturity Date, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or make the principal thereof or any interest thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any Noteholder to institute suit for payment thereof, or (b) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such amendment to the Indenture.

Upon the request of the Corporation accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture effecting such amendment, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Corporation in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Promptly after the execution by the Corporation and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Corporation, setting forth in general terms the substance of such supplemental indenture, to the Noteholders as their names and addresses appear upon the Note Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03 Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article IX shall comply with the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Corporation and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Corporation or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Corporation, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Notes then outstanding.

Section 9.05 Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.

ARTICLE X

CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER AND LEASE

Section 10.01 Corporation May Consolidate, etc., on Certain Terms. Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Corporation with or into any other Person (whether or not affiliated with the Corporation, as the case may be), or successive consolidations or mergers in which the Corporation or its successor or successors, as the case may be, shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Corporation, or its successor or successors as the case may be, as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Corporation, or its successor or successors, as the case may be) authorized to acquire and operate the same; provided, that (a) the Corporation is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (b) if the Corporation is not the surviving Person, upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on the Notes according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture, the Notes and the Registration Rights Agreement to be kept or performed by the Corporation shall be expressly assumed by the surviving Person, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the Person formed by such consolidation, or into which the Corporation shall have been merged, or by the Person which shall have acquired such property, as the case may be, and (c) after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default (or any event which, after notice or the lapse of time or both would become, a Default or an Event of Default) shall have occurred and be continuing.

Section 10.02 Successor Person to be Substituted for Corporation. In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligation of due and punctual payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Corporation, such successor Person shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as a party hereto, and the Corporation thereupon shall be relieved of any further liability or obligation hereunder or upon the Notes. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Notes which previously shall have been signed and delivered by any Officer of the Corporation to the Trustee or the Authenticating Agent for authentication, and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

Section 10.03 Opinion of Counsel to be Given Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article X complies with the provisions of this Article X.

ARTICLE XI

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01 Discharge of Indenture. When (a) the Corporation shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.08) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and the Corporation shall deposit or cause to be deposited with the Trustee, in trust, funds sufficient to pay on the Maturity Date all of the Notes (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.08) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to the Maturity Date, but excluding, however, the amount of any moneys for the payment of principal of or interest on the Notes (i) theretofore repaid to the Corporation in accordance with the provisions of Section 11.04, or (ii) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if, in either case the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.02, 2.07, 2.08, 3.01, 3.02, 3.04, 6.06, 6.10 and 11.04 hereof, which shall survive until such Notes shall mature and be paid. Thereafter, Sections 6.06, 6.10 and 11.04 shall survive, and the Trustee, on demand of the Corporation accompanied by any Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Corporation, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.

Section 11.02 Deposited Moneys and U.S. Government Obligations to be Held in Trust by Trustee. Subject to the provisions of Section 11.04, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Sections 11.01 or 11.05 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Corporation if acting as its own paying agent), to the holders of the particular Notes for the payment of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge for which by law the holders of outstanding Notes are liable.

Section 11.03 Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture, all moneys then held by any paying agent of the Notes (other than the Trustee) shall, upon written demand of the Corporation, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 11.04 Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) upon Corporation Request be repaid to the Corporation by the Trustee or such paying agent; and the holder of any of the Notes shall thereafter look only to the Corporation for any payment which such holder may be entitled to collect and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease; provided, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.

Section 11.05 Defeasance Upon Deposit of Moneys or U.S. Government Obligations. The Corporation shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Notes on the 91st day after the applicable conditions set forth below have been satisfied:

(a) the Corporation shall have deposited or caused to be deposited irrevocably with the Trustee or the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal of and interest on the outstanding Notes on the dates such installments of principal and interest are due;

(b) if the Notes are then listed on any national securities exchange, the Corporation shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that the exercise of the option under this Section 11.05 would not cause such Notes to be delisted from such exchange;

(c) no Default or Event of Default (or any event which, after notice or the lapse of time or both would become, a Default or an Event of Default) with respect to the Notes shall have occurred and be continuing on the date of such deposit; and

(d) the Corporation shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this Section 11.05 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

“Discharged” means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except (i) the rights of holders of Notes to receive, from the trust fund described in clause (a) above, payment of the principal of and the interest on the Notes when such payments are due; (ii) the Corporation’s obligations with respect to the Notes under Sections 2.07, 2.08, 2.12, 5.02 and 11.04; and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“Defeasance Agent” means another financial institution which is eligible to act as Trustee hereunder and which assumes all of the obligations of the Trustee necessary to enable the Trustee to act hereunder. In the event such a Defeasance Agent is appointed pursuant to this Section, the following conditions shall apply:

(i) the Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent’s rights and responsibilities; and

(ii) the Defeasance Agent shall provide verification to the Trustee acknowledging receipt of sufficient money and/or U.S. Government Obligations to meet the applicable conditions set forth in this Section 11.05.

ARTICLE XII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Corporation or of any successor Person to the Corporation, either directly or through the Corporation or any successor Person to the Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01 Successors. All of the covenants, stipulations, promises and agreements of the Corporation contained in this Indenture shall also bind the Corporation’s successors and assigns whether so expressed or not.

Section 13.02 Official Acts by Successor Corporation. Any act or proceeding that, by any provision of this Indenture, is authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.

Section 13.03 Surrender of Corporation Powers. The Corporation by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Corporation hereunder, and thereupon such power so surrendered shall terminate both as to the Corporation, as the case may be, and as to any successor Person.

Section 13.04 Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Corporation may be given or served by being deposited postage prepaid by first class mail, registered or certified mail, overnight courier service or conformed telecopy addressed (until another address is filed by the Corporation with the Trustee for the purpose) to Fulton Financial Corporation at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17601, Attention: George R. Barr, Jr., Senior Vice President and Secretary. Any notice, direction, request or demand by any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of Wilmington Trust Company at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Markets Division, Fulton Financial Corporation Subordinated Notes (unless another address is provided by the Trustee to the Corporation for such purpose.) Any notice or communication to a Noteholder shall be mailed by first class mail to his or her address shown on the Note Register kept by the security Registrar for the Notes. Notices required to be given to the Trustee or the Authenticating Agent shall be in writing, personally delivered or mailed first class postage prepaid to each of the foregoing, or at such other address as shall be designated by written notice to the other parties.

Section 13.05 Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to conflict of law principles thereof.

Section 13.06 Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Corporation to the Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Trustee an Officers’ Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with (except that no such Opinion of Counsel shall be required in connection with the authentication and issuance of the Initial Notes.)

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except certificates delivered pursuant to Section 3.05) shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.07 Business Days. In any case where the date of payment of principal of or interest on the Notes is not a Business Day, the payment of such principal of or interest on the Notes will not be made on such date but will be made on the next succeeding Business Day, and no interest shall accrue for the period from and after such date to such next succeeding Business Day, except if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on the original date of payment, and no interest shall accrue for the period from and after such date.

Section 13.08 Qualification of Indenture. The Corporation shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees for the Corporation, the trustee and the holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Corporation any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 13.09 Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 13.10 Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 13.12 Separability. In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Notes, but this Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.13 Assignment. The Corporation will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Corporation, provided that, in the event of any such assignment, the Corporation will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

ARTICLE XIV

SUBORDINATION OF NOTES

Section 14.01 Agreement to Subordinate. The Corporation covenants and agrees, and each holder of Notes issued hereunder likewise covenants and agrees, that the Notes shall be issued subject to the provisions of this Article XIV; and each holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment by the Corporation of the principal of and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Allocable Amounts then due and payable in respect of Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article XIV shall prevent the occurrence of any Default or Event of Default (or any event which, after notice or the lapse of time or both would become, a Default or Event of Default) with respect to the Notes hereunder.

Section 14.02 Default on Senior Indebtedness. In the event and during the continuation of any default by the Corporation in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, no payment shall be made by the Corporation with respect to the principal or interest on the Notes or any other amounts which may be due on the Notes pursuant to the terms hereof or thereof.

In the event of the acceleration of the maturity of the Notes, then no payment shall be made by the Corporation with respect to the principal or interest on the Notes or any other amounts which may be due on the Notes pursuant to the terms hereof or thereof until the holders of all Senior Indebtedness outstanding at the time of such acceleration shall receive payment, in full, of all Allocable Amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration).

In the event that, notwithstanding the foregoing, any payment is received by the Trustee, or any Noteholder, when such payment is prohibited by the preceding paragraphs of this Section 14.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the notice required by Section 14.06 has been received by the Trustee) or by any Noteholder, to the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent of the Allocable Amounts in respect of such Senior Indebtedness and to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the Allocable Amounts then due and owing on such Senior Indebtedness, and only the Allocable Amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

Section 14.03 Liquidation; Dissolution; Bankruptcy. Upon any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, the holders of all Senior Indebtedness of the Corporation will first be entitled to receive payment in full of Allocable Amounts due on or in respect of such Senior Indebtedness, before any payment is made by the Corporation on account of the principal of or interest on the Notes or any other amounts which may be due on the Notes pursuant to the terms hereof or thereof); and upon any such dissolution, winding-up, liquidation or reorganization, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, which the Noteholders or the Trustee would be entitled to receive from the Corporation, except for the provisions of this Article XIV, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Noteholders or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior

Indebtedness of the Corporation (pro rata to such holders on the basis of the respective Allocable Amounts of Senior Indebtedness held by such holders, as calculated by the Corporation) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Allocable Amounts of Senior Indebtedness in full, in money or moneys worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Noteholders or to the Trustee.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation of any kind or character prohibited by the foregoing, whether in cash, property or Notes, shall be received by the Trustee, or any Noteholder, before the Allocable Amounts of all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered by the Trustee (if the Notice required by Section 14.06 has been received by the Trustee) or by any Noteholder, to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Corporation, for application to the payment of all Allocable Amounts of Senior Indebtedness remaining unpaid to the extent necessary to pay all Allocable Amounts due on or in respect of such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

For purposes of this Article XIV, the words “cash, property or securities” shall not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XIV with respect to the Notes to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Corporation with, or the merger of the Corporation into, another Person or the liquidation or dissolution of the Corporation following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article X of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article X of this Indenture. Nothing in Section 14.02 or in this Section 14.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06 of this Indenture.

Section 14.04 Subrogation. Subject to the payment in full of all of Senior Indebtedness, the rights of the Noteholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Corporation, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Noteholders or the Trustee would be entitled except for the provisions of this Article XIV, and no payment over pursuant to the provisions of this Article XIV to or for the benefit of the holders of such Senior Indebtedness by Noteholders or the Trustee, shall, as between the Corporation, its creditors other than holders of Senior Indebtedness of the Corporation, and the holders of the Notes, be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XIV are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of such Senior Indebtedness on the other hand.

Nothing contained in this Article XIV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness of the Corporation, and the holders of the Notes, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Corporation, as the case may be, other than the holders of Senior Indebtedness of the Corporation, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIV of the holders of such Senior Indebtedness in respect of cash, property or Notes of the Corporation, as the case may be, received upon the exercise of any such remedy.

Section 14.05 Trustee to Effectuate Subordination. Each Noteholder, by such Noteholder’s acceptance thereof, authorizes and directs the Trustee on such Noteholder’s behalf to take such action (as the Trustee, in its discretion, deems necessary or appropriate, upon instruction or otherwise) to effectuate the subordination provided in this Article XIV and appoints the Trustee such Noteholder’s attorney-in-fact for any and all such purposes.

Section 14.06 Notice by the Corporation. The Corporation shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Corporation that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XIV.

Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XIV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Corporation or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 14.06 at least two Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

The Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on a written notice delivered to it by a Person representing himself to be a holder of Senior Indebtedness of the Corporation (or a trustee on behalf of such holder), as the case may be, to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Upon any payment or distribution of assets of the Corporation referred to in this Article XIV, the Trustee, subject to the provisions of Article VI of this Indenture, and the Noteholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

Section 14.07 Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness of the Corporation, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Noteholders, the Corporation or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise.

Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06.

Section 14.08 Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness of the Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Corporation may, at any time and from time to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of the holders of the Notes to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation, as the case may be, and any other Person.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

FULTON FINANCIAL CORPORATION

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

EXHIBIT A

(FORM OF FACE OF SERIES A NOTE)

[IF THIS NOTE IS A GLOBAL NOTE INSERT: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FULTON FINANCIAL CORPORATION (THE “CORPORATION”) OR ANY “AFFILIATE” OF THE CORPORATION WAS THE

OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3), (7) or (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE CORPORATION A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE INDENTURE DATED MARCH 28, 2005. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR

ARRANGEMENT OR (II) THE PURCHASE AND HOLDING OF THE NOTES (AND THE EXCHANGE OF NOTES FOR EXCHANGE NOTES) BY YOU WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW]

In all circumstances, each Note shall bear the following legend:

THE NOTES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF NOTES IN A DENOMINATION OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH NOTES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

FULTON FINANCIAL CORPORATION

CUSIP No.:

$

5.35% SUBORDINATED NOTE DUE APRIL 1, 2015

DUE APRIL 1, 2015

Interest

Fulton Financial Corporation, a Pennsylvania corporation (the “Corporation,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                              or registered assigns, the principal sum of $                     (                                     Dollars) on April 1, 2015 (the “Maturity Date”) and to pay interest on the outstanding principal amount hereof from March 28, 2005, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2005 at the rate of 5.35% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable hereon shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which the principal of or interest on this Note is payable is not a Business Day (as defined in the Indenture), then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

Liquidated Damages

The holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated March 28, 2005, among the Corporation and the Initial Purchasers named therein (the “Registration Rights Agreement”). The Corporation will be required to pay Liquidated Damages to the holder of this Note upon the occurrence of certain events described and in the manner and the amounts specified in Section 2(e) of the Registration Rights Agreement. All accrued Liquidated Damages will be paid to the holders of this Note in the same manner as interest payments on the Note, with payments being made on the Interest Payment Dates for this Note.

Method of Payment

The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the 15th day of the month immediately preceding the month in which the relevant Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Paying Agent and Register

The principal of and interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by (i) check mailed to the holder at such address as shall appear in the Note Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date.

Subordination

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Allocable Amounts on Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed and sealed this          day of                  ,             .

FULTON FINANCIAL CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This represents Notes of Fulton Financial Corporation referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Trustee

By:
Authorized Signatory

Dated:

(FORM OF REVERSE OF NOTE)

This Note is one of the Notes of the Corporation (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of March 28, 2005 (the “Indenture”), duly executed and delivered between the Corporation and Wilmington Trust Company, as Trustee (the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Notes. The Notes are unlimited in aggregate principal amount as specified in the Indenture.

Defaults and Remedies

In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Notes shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

There is no right of acceleration of payment in the case of any Default (as defined in the Indenture), including any default in the payment of principal or interest on the Notes or the performance by the Corporation of its other obligations under the Notes.

Amendment, Supplement and Waiver

The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of each holder of Notes then outstanding and affected thereby, (i) change the Maturity Date of any Note or provide for the redemption of any Note prior to such Maturity Date, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or make the principal thereof or any interest thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Notes to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Notes the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes at the time outstanding affected thereby, on behalf of all of the holders of the Notes, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Notes or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the money herein prescribed.

Limitation on Dividends

The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation’s capital stock, (ii) make any payment of principal of or interest, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in right of payment to the Notes or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Notes (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Corporation’s capital stock or the exchange or conversion of one class or series of the Corporation’s capital stock for another class or series of the Corporation’s capital stock, (d) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation’s benefit or compensation plans for its directors, officers or employees or any of the Corporation’s dividend reinvestment plans), if at such time there shall have occurred any event that (a) is a Default or an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure.

Denominations; Transfer; Exchange

The Notes are issuable only in registered form without coupons in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Note is transferable by the holder hereof on the Note Register of the Corporation, upon surrender of this Note for registration of transfer at the office or agency of the Corporation in New York, New York or Wilmington, Delaware

accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Trustee duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, any authenticating agent, any paying agent, any transfer agent and any security registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Notes) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture) interest due hereon and for all other purposes, and none of the Corporation, the Trustee, any authenticating agent, any paying agent, any transfer agent or any security registrar shall be affected by any notice to the contrary.

No Recourse Against Others

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, employee, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

Abbreviations

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON - as tenants in common

TEN ENT - as tenants in the entireties

JT TEN - as joint tenants with right of survival

UNIF GIFT MIN ACT - under Uniform Gift to Minors Act and not as tenants

Additional abbreviations may also be used though not in the above list.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases and decreases in this Global Note have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers this Note to:

(Assignee’s social security or tax identification number)
(Address and zip code of assignee)
and irrevocably appoints
agent

to transfer this Note on the books of the Corporation. The agent may substitute another to act for him or her.

Date:
Signature:
(Sign exactly as your name appears on the other side of this Note Certificate)

Signature Guarantee:

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[INCLUDE THE FOLLOWING IF THE NOTE BEARS A

RESTRICTED SECURITIES LEGEND]

In connection with any transfer or exchange of all or any portion of this Note occurring prior to the date that is two years after the later of the date of original issuance of this Note and the last date, if any, on which this Note was owned by the Corporation or any affiliate of the Corporation, the undersigned confirms that this Note is being:

CHECK ONE BOX BELOW

(1)	☐	transferred to the Corporation; or

(2)	☐	exchanged for the undersigned’s own account without transfer; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3), (7), or (8) of Rule 501 under the Securities Act that is acquiring this Note for its own account, or for the account of such an institutional “accredited investor,” for investment purposes pursuant to an exemption from the registration requirements of the Securities Act and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

(5)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act; or

(6)	☐	transferred pursuant to an effective registration statement.

Unless one of the boxes is checked, the registrar will refuse to register this Note in the name of any Person other than the Note holder hereof; provided, however, that if box (3) or (4) is checked, the registrar may require, prior to registering any such transfer, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act; provided, further, that (i) if box (2) is checked, by acceptance of this Note, the transferee shall be deemed to have certified that it is a “qualified institutional buyer” (as defined in Rule 144A) (“QIB”) acquiring this Note for its own account or for the account of another QIB over which it exercises sole investment discretion and that it is aware that the Note holder is relying upon the exemption from registration afforded by Rule 144A in respect of the Note holder’s transfer of this Note to it or (ii) if box (3) is checked, the transferee must also provide to the registrar a Letter of Acquiring Institutional Accredited Investor in the form attached as Exhibit C to the Indenture; provided, further, that after the date that a registration statement has been filed and so long as such Registration Statement continues to be effective, only then may the registrar permit transfers for which box (5) has been checked.

Signature

EXHIBIT B

(FORM OF FACE OF SERIES B NOTE)

[IF THIS NOTE IS A GLOBAL NOTE INSERT: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE NOTES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF NOTES IN A DENOMINATION OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH NOTES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

FULTON FINANCIAL CORPORATION

CUSIP No.:

$

5.35% SUBORDINATED NOTE DUE APRIL 1, 2015

DUE APRIL 1, 2015

Interest

Fulton Financial Corporation, a Pennsylvania corporation (the “Corporation,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                  or registered assigns, the principal sum of $                     (                                         Dollars) on April 1, 2015 (the “Maturity Date”) and to pay interest on the outstanding principal amount hereof from March 28, 2005, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2005 at the rate of 5.35% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable hereon shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which the principal of or interest on this Note is payable is not a Business Day (as defined in the Indenture), then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

Method of Payment

The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the 15th day of the month immediately preceding the month in which the relevant Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Paying Agent and Registrar

The principal of and interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by (i) check mailed to the holder at such address as shall appear in the Note Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date.

Subordination

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Allocable Amounts on Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed and sealed this      day of              ,         .

FULTON FINANCIAL CORPORATION.

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This represents Notes of Fulton Financial Corporation referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Trustee

By:
Authorized Signatory

Dated:

(FORM OF REVERSE OF NOTE)

This Note is one of the Notes of the Corporation (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of March 28, 2005 (the “Indenture”), duly executed and delivered between the Corporation and Wilmington Trust Company, as Trustee (the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Notes. The Notes are limited in aggregate principal amount as specified in the Indenture.

Defaults and Remedies

In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Notes shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

There is no right of acceleration of payment in the case of any Default (as defined in the Indenture), including a default in the payment of principal or interest on the notes or the performance by the Corporation of its other obligations under the Notes.

Amendment, Supplement and Waiver

The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of each holder of Notes then outstanding and affected thereby, (i) change the Maturity Date of any Note or provide for the redemption of any Note prior to such Maturity Date, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or make the principal thereof or any interest thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Notes to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Notes the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes at the time outstanding affected thereby, on behalf of all of the holders of the Notes, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Notes or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the money herein prescribed.

Limitation on Dividends

The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation’s capital stock, (ii) make any payment of principal of or interest, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in right of payment to the Notes or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Notes (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Corporation’s capital stock or the exchange or conversion of one class or series of the Corporation’s capital stock for another class or series of the Corporation’s capital stock, (d) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation’s benefit or compensation plans for its directors, officers or employees or any of the Corporation’s dividend reinvestment plans), if at such time there shall have occurred any event that (a) is a Default or an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure.

Denominations; Transfer; Exchange

The Notes are issuable only in registered form without coupons in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Note is transferable by the holder hereof on the Note Register of the Corporation, upon surrender of this Note for registration of transfer at the office or agency of the Corporation in New York, New York or Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the

Corporation or the Trustee duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, any authenticating agent, any paying agent, any transfer agent and any security registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Notes) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture) interest due hereon and for all other purposes, and none of the Corporation, the Trustee, any authenticating agent, any paying agent, any transfer agent or any security registrar shall be affected by any notice to the contrary.

No Recourse Against Others

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, employee, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

Abbreviations

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON - as tenants in common

TEN ENT - as tenants in the entireties

JT TEN - as joint tenants with right of survival

UNIF GIFT MIN ACT - under Uniform Gift to Minors Act and not as tenants

Additional abbreviations may also be used though not in the above list.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases and decreases in this Global Note have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers this Note to:

____________________________________________

____________________________________________

____________________________________________

(Assignee’s social security or tax identification number)

____________________________________________

____________________________________________

____________________________________________

(Address and zip code of assignee)

and irrevocably appoints

____________________________________________

____________________________________________

                                                                                              agent

to transfer this Note on the books of the Corporation. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Note Certificate)

Signature Guarantee:

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

Form of Letter of Acquiring Institutional Accredited Investor

Fulton Financial Corporation

One Penn Square

Lancaster, PA 17602

Sandler O’Neill & Partners, L.P., as Initial Purchaser

919 Third Avenue, 6th Floor

New York, NY 10002

Ladies and Gentlemen:

In connection with the proposed transfer to us of 5.35% Subordinated Notes due April 1, 2015 (the “Securities”) of Fulton Financial Corporation (the “Corporation”), we represent, warrant and agree, other than with respect to item 3 below, on our own behalf and on behalf of any investor account (as defined below) for which we are purchasing the Securities as follows:

1)	We understand and acknowledge that the Securities have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act or any other securities laws and, unless so registered, may not be offered, sold, transferred or otherwise disposed of except pursuant to paragraph 2.

2)

We agree that, prior to the date which is two years after the later of the date of original issue of the Securities we are purchasing and the last date on which the Corporation or any “affiliate” of the Corporation was the owner of such Securities (the “Resale Restriction Termination Date”), we will offer, sell or otherwise transfer such Securities only (a) to the Corporation, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as such Securities are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3), (7) or (8) of Rule 501 under the Securities Act that is acquiring the Securities for its own account, or for the account of such an institutional accredited investor, for investment purposes pursuant to an exemption from the registration requirements of the Securities Act and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (e) pursuant to any

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other available exemption from the registration requirements under the Securities Act. We understand and acknowledge that any subsequent sale, pledge or other transfer of the Securities pursuant to clause (d) or (e) above will be subject to the right of the Corporation to require the delivery of an opinion of counsel, certifications and/or other information, including, in the case of (d), delivery of a letter substantially in the form of this transferee letter from the proposed transferee. We further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

3)	We are not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Corporation or acting on behalf of the Corporation.

4)	We are an institutional “accredited investor” within the meaning of Rule 501 (a)(1), (2), (3), (7) or (8) of Rule 501 under the Securities Act.

5)	We are purchasing Securities in an aggregate amount of not less than $100,000 for our own account or we are purchasing the securities as a fiduciary or agent for the account of one or more investors (each of which is an institutional “accredited investor” within the meaning of Rule 501 (a)(1), (2), (3), (7) or (8) of Rule 501 under the Securities Act) and we exercise sole investment discretion with respect to each such investor account (and have authority to make, and do make, the statements contained in this letter), in each case for investment purposes and not with a view to, or for offer or sale for the Corporation in connection with, the distribution or resale thereof.

6)	We and each investor (if any) for whose account we are purchasing notes (a) have knowledge and experience in financial and business matters such that we or they, as the case may be, are capable of evaluating the merits and risks of purchasing the Securities and (b) are aware that we or they may be required to bear the economic risk of an investment in the Securities for an indefinite period of time and we or they are able to bear the economic risk of an investment in the Securities for an indefinite period of time, including the risk of a complete loss of any such investment.

7)	We understand and acknowledge that none of the Corporation or any of the Initial Purchasers nor any person representing such parties has made any representation to us with respect to the Corporation of the offer or sale of the Securities, other than the information contained or incorporated by reference in the Offering Memorandum (as defined below.) We have had access to such financial and other information concerning the Corporation and the Securities as we deemed necessary in connection with our decision to purchase the Securities, including the Offering Memorandum dated March 18, 2005 (the “Offering Memorandum”), and have had the opportunity to ask questions of and receive information from the Corporation and the Initial Purchasers and we have received and reviewed all information that we have requested.

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8)	We understand that the Securities are subject to restrictions as to subsequent transfer as described in the Offering Memorandum under “Notice to Investors” and in paragraph 2 of this letter and we agree to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with such restrictions.

9)	We understand and acknowledge that the Corporation, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the acknowledgments, representations and warranties are no longer accurate at any time (whether prior to delivery of the Securities or thereafter), we shall promptly notify the Corporation at the address set forth above. The Corporation and the Initial Purchasers are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

10)	Either (i) no portion of the assets used by it to acquire and hold the Notes constitutes assets of any employee benefit plan subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any plan, account or other arrangement subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or any entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement or (ii) the purchase and holding of the notes (and the exchange of notes for exchange notes) by you will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

(name of purchaser)

By:
Date:

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